                                                                    Exhibit 99.1

NEWS RELEASE                                 For Additional Information Contact:
                                             Paul M. Drewek, CFO
FOR IMMEDIATE RELEASE                        (920) 727-8566
                                             Richard C. Fischer, CEO
                                             (920) 727-8551


             OUTLOOK GROUP REPORTS INCREASED THIRD QUARTER EARNINGS

NEENAH, WIS., MARCH 17, 2005..... Outlook Group Corp. (Nasdaq:OUTL) today reported increased earnings for the third quarter ended February 26, 2005.

Net sales for the third quarter of fiscal 2005 were $17,147,000, compared to net sales of $17,236,000 for the third quarter of fiscal 2004. Net earnings were $570,000 or $0.17 per diluted share for the third quarter of fiscal 2005, a 175% increase from net earnings of $207,000 or $0.06 per diluted share for the same period in the prior year.

For the first three quarters of fiscal 2005, net sales were $54,092,000, compared to sales of $53,639,000 for the same period in the prior year. Net earnings were $2,551,000 or $0.74 per diluted share for the first three quarters of fiscal 2005, an increase from earnings of $555,000 or $0.16 per diluted share for the comparable prior period. The net earnings for the first nine months of fiscal 2005 include a previously disclosed recovery of bad debt of $747,000 (after-tax) related to a note that was written off in prior years.

"Direct marketing activity continued to be strong in the third quarter and we also benefited from a number of profitable projects in our flexible packaging area. In addition, net earnings for the third quarter of fiscal 2005 include a business interruption insurance recovery of $108,000 (after-tax) related to a fire in our plant in the first quarter," said Joseph J. Baksha, president and chief operating officer of Outlook Group.




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Page 2

"The industry is continuing to improve, although competition remains fierce and there is still some overcapacity. We also continue to be challenged by higher costs of raw materials. Our ability to significantly improve our net earnings in this environment is the result of our strategy to offer complete supply chain management services, rather than printing alone. Our top line has remained steady due to our large number of long-term contracts and continuing growth, while our bottom line is benefiting in part from the repeat business and our use of Six Sigma methodology to improve profitability," said Baksha. "We believe we have a successful formula and are continuing to pursue additional long-term business."

Outlook Group Corp. is a printing, packaging and direct marketing company offering a variety of related services to clients in markets including contract packaging, collateral information management and distribution, direct marketing components and services, packaging components and materials and specialty print related services. The company leverages its core competencies by cross-selling services to provide a single-source solution for its clients.


The discussions of potential future occurrences and operations, and other statements in the future tense or using terms such as "believe," "expect," or "anticipate," in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those anticipated. Outlook's periodic filings with the Securities and Exchange Commission discuss a number of other factors which may affect Outlook's future operations, including: possible changes in customer relationships; financing needs to support our relationships; possible termination of contracts, including long-term contracts; the need to complete the transitions to the new customer contracts, and the need to achieve and maintain satisfactory performance thereunder; potential inability to achieve expected cost savings or delays in their achievement; changes in project mix and timing; the effects of industry competition, overcapacity and acquisition activity; slowdowns in general market and economic conditions, and changes in other world and national conditions; and the possible need for future capital investments or equipment enhancements, and related financing. Readers are urged to consider these factors carefully in evaluating the forward-looking statements.




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                      OUTLOOK GROUP CORP. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
               (in thousands, except share and per share amounts)

                                                THREE-MONTH PERIOD ENDED            NINE-MONTH PERIOD ENDED
                                             ------------------------------      ------------------------------
                                               FEB. 26,          Feb. 28,          FEB. 26,          Feb. 28,
                                                 2005              2004              2005              2004
                                             ------------      ------------      ------------      ------------

Net sales                                    $     17,147      $     17,236      $     54,092      $     53,639
Cost of goods sold                                 13,436            14,166            42,935            44,188
                                             ------------      ------------      ------------      ------------
Gross profit                                        3,711             3,070            11,157             9,451
Recovery of bad debt                                   --                --            (1,214)               --
Selling, general and
    administrative expenses                         2,772             2,712             8,121             8,486
                                             ------------      ------------      ------------      ------------
Operating profit (loss)                               939               358             4,250               965
Other income (expense):
    Interest expense                                  (46)              (85)             (152)             (221)
    Interest and other income                          34                52                50               147
                                             ------------      ------------      ------------      ------------
Earnings (loss) from operations before
    income taxes                                      927               325             4,148               891
Income tax expense                                    357               118             1,597               336
                                             ------------      ------------      ------------      ------------

Net earnings (loss)                          $        570      $        207      $      2,551      $        555
                                             ============      ============      ============      ============

Earnings per common share
    Basic                                    $       0.17      $       0.06      $       0.75      $       0.16
                                             ============      ============      ============      ============
    Diluted                                  $       0.17      $       0.06      $       0.74      $       0.16
                                             ============      ============      ============      ============
Weighted average number of shares
    outstanding:
    Basic                                       3,385,477         3,371,983         3,385,477         3,366,722
                                             ============      ============      ============      ============
    Diluted                                     3,441,778         3,400,424         3,430,507         3,398,575
                                             ============      ============      ============      ============


              SELECTED CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)
                             (Dollars in thousands)

                                               FEBRUARY 26, 2005   February 28, 2004
                                               -----------------   -----------------
Ratio Analysis
Total current assets                             $     21,976        $     24,924
Total current liabilities                        $      6,863        $     13,424
Total long term debt (including
     current maturities)                         $      3,500        $      7,105
Shareholders' equity                             $     32,836        $     30,476
Current ratio                                            3.20                1.86
Long-term debt to total capitalization                    9.6%               18.9%


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